American Housing Income Trust Announces Upcoming $9M DPO

American Housing Income Trust (PRNewsFoto/American Housing Income Trust)

PHOENIX, Feb. 24, 2016 /PRNewswire/ -- American Housing Income Trust, Inc.®, a Maryland corporation ("AHIT" or the "Company") (OTCQB: AHIT) announced today that it has launched a $9,000,000 direct public offering. In addition to the registration of selling shareholders, the Company is seeking the registration of 3,000,000 shares of its common stock at $3.00/share as part of its offering. The Company's intent is to expand its single-family residence portfolio through equity financing.

The Company's President and Chief Executive Officer, Jeff Howard, announced that the upcoming offering is the result of months of strategic planning and corroboration inside and outside the Company, "The Company is proud to announce that its patience and fiscal discipline has taken American Housing Income Trust to the verge of equity expansion and asset growth into 2016 and beyond. We have every intention of continuing with the implementation of our business strategies in connection with our offering."

Please email AHIT at info@ahitrust.com (mailto:info@ahitrust.com) or call the Company at (623) 551-5808 if you have any questions. You may also obtain a written prospectus for the offering by contacting the Company at the foregoing email address and phone number or by writing to the Company at American Housing Income Trust, Inc., ATTN: Investor Relations, 34225 N. 27th Dr Bldg 5 Ste 238, Phoenix, AZ 85085. You may also find more information regarding the offering at http://ahitrust.com/Public-Offering.asp (http://ahitrust.com/Public-Offering.asp).

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

About American Housing Income Trust, Inc.

American Housing Income Trust Inc., is incorporated in the State of Maryland owns and operates single-family rentals in Arizona, Nevada and Texas and has plans to scale its operations nationally. American Housing Income Trust Inc. is a publicly traded company on OTC Markets Group Inc. OTCQB listing venue as a compliant, fully reporting entity with the United States Securities and Exchange Commission. The Company's focus is on employing a disciplined acquisition strategy, operational efficiencies, as well as maintaining a full understanding of local, regional, and national housing fundamentals. As part of its marketing strategy, it promotes the benefits of single-family rental living compared to apartment dwelling. The company intends to qualify as a REIT for federal income tax purposes and would not be subject to federal income tax to the extent that it distributes at least 90% of its taxable income to its shareholders. American Housing Income Trust Inc. has incorporated the assets of its subsidiaries that launched their initial business plan to acquire portfolios of SFR's in 2010 and is headquartered in Phoenix, Arizona through its wholly-owned subsidiary, American Realty Partners, LLC. For information on American Housing Income Trust, visit www.ahitrust.com (http://www.ahitrust.com/).

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied, including the ability of the Company to qualify and operate as a REIT. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements, including its ability to invest in a diversified portfolio of quality real estate investments and to qualify and operate as a REIT, may be significantly

and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to Company's filings with the Securities and Exchange Commission for further information.

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SOURCE American Housing Income Trust, Inc.

RELATED LINKS
http://www.ahitrust.com (http://www.ahitrust.com)